As filed with the Securities and Exchange Commission on October 31, 2007
Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in its charter)

Colorado	14-1623047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

China Precision Steel, Inc.
8th Floor, Teda Building
87 Wing Lok Street
Sheung Wan, Hong Kong
People’s Republic of China
+852-2543-8223
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

The Corporation Company 1675 Broadway, Suite 1200 Denver, CO 80202 (303) 629-2500	With a copy to: Barbara A. Jones, Esq. Kirkpatrick & Lockhart Preston Gates Ellis LLP One Lincoln Street Boston, MA 02111 (617) 951-9096
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
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If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☑    333-143454

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
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If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
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CALCULATION OF ADDITIONAL REGISTRATION FEE (1)

Proposed Additional Maximum Aggregate
Title of Class of Securities to be Registered (2)	Offering Price (3)	Amount of Additional Registration Fee(4)
Common Stock, par value $.001 per share	—	—
Preferred Stock, par value $.001 per share	—	—
Debt Securities	—	—
Warrants	—	—
Units	—	—
Total	$10,000,000	$307.00

(1)
On June 1, 2007, the registrant previously registered an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and an indeterminate number of units with an aggregate initial offering price not to exceed $50,000,000, on the Registration Statement on Form S-3 (File No. 333-143454) for which a filing fee of $1,535.00 was paid. This Registration Statement registers an additional indeterminate number of shares of common stock and preferred stock, an additional indeterminate principal amount of debt securities, an additional indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and an additional indeterminate number of units as shall have an additional aggregate initial offering price not to exceed $10,000,000. The maximum aggregate offering price of the securities registered under the Registration Statement on Form S-3 (File No. 333-143454) and to be registered under this Registration Statement will not exceed, when combined, $60,000,000.

(2)
There are being registered hereunder an additional indeterminate number of shares of common stock and preferred stock, an additional indeterminate principal amount of debt securities, an additional indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and an additional indeterminate number of units as shall have an additional aggregate initial offering price not to exceed $10,000,000. If any additional debt securities are issued at an original issued discount, then the offering price of such additional debt securities shall be in such greater principal amount as shall result in an additional aggregate initial offering price not to exceed $10,000,000, less the aggregate dollar amount of all additional securities previously issued hereunder. Any additional securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed additional maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The additional securities registered also include such additional indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the additional shares being registered hereunder include such additional indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement on Form S-3 shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

We are filing this Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement on Form S-3 relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-143454), originally filed by us on June 1, 2007. This Registration Statement on Form S-3 is being filed for the sole purpose of increasing the aggregate initial offering price of the securities registered for sale by the Company from $50,000,000 to $60,000,000.

The Commission declared the Registration Statement on Form S-3 (File No. 333-143454) effective on July 16, 2007. The contents of such registration statement are incorporated by reference into this registration statement pursuant to Rule 462(b) under the Securities Act.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the securities being registered hereby. All amounts are estimates, except for the SEC registration fee.

SEC registration fee	$1,842*
Accounting fees and expenses	$500
Legal fees and expenses	$25,000
Miscellaneous expenses	$15,000
Total	$42,342*
* Reflects additional fee paid pursuant to Rule 462(b).

Item 16. Exhibits.

The following exhibits are filed herewith and as a part of this registration statement:

Exhibit Number	Description
5.1	Opinion of Schlueter & Associates, P.C.

23.1	Consent of Murrell, Hall, McIntosh & Co., PLLP, Independent Registered Public Accounting Firm

23.2	Consent of Schlueter & Associates, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney*
* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on this 31st day of October, 2007.

CHINA PRECISION STEEL, INC.

By:	/s/ Wo Hing Li
Wo Hing Li, President and CEO

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Wo Hing Li Wo Hing Li	Chief Executive Officer (Principal Executive Officer), President and Director	October 31, 2007

/s/ Leada Tak Tai Li Leada Tak Tai Li	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer; Principal Accounting Officer)	October 31, 2007

* Hai Sheng Chen	General Manager, Director	October 31, 2007

* Che Kin Lui	Director	October 31, 2007

* David Peter Wong	Director	October 31, 2007

* Tung Kuen Tsui	Director	October 31, 2007

/s/ Leada Tak Tai Li
Leada Tak Tai Li Attorney-in-Fact

* By power of attorney

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Schlueter & Associates, P.C.

23.1	Consent of Murrell, Hall, McIntosh & Co., PLLP, Independent Registered Public Accounting Firm

23.2	Consent of Schlueter & Associates, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney*
* Previously filed.
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